                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            SUREQUEST SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)
                                    Nevada
         (State or other jurisdiction of incorporation or organization)
                                  41-1826635
                    (I.R.S. Employer Identification No.)
                    13606 T I Blvd., Dallas, Texas 75243
          (Address of principal executive offices, including zip code)
                      2002 STOCK OPTION AND GRANT PLAN
                          (Full title of the plan)
  C. Scott Sykes, SureQuest Systems, Inc., 13606 T I Blvd., Dallas, Texas 75243 (Name, address, including zip code, of agent for service)
                              (972) 238-7200
         (Telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE

                                        Proposed        Proposed
Title of                                Maximum          Maximum
Securities             Amount           Offering        Aggregate    Amount of
to be                  to be           Price Per        Offering    Registration
Registered          Registered (2)       Share           Price          Fee
Common Stock         5,000,000         $ 0.04(1)        $150,000        $14
$.001 par value

(1)This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act of 1933 and is calculated on the basis of the average of the bid and asked price of the common stock as of February 4, 2002.

(2)In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers shares issuable upon any stock split, stock dividend or similar transaction with respect to the shares being registered hereunder.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are hereby incorporated herein by reference as well as any future filings made by the Company under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934:

    1.  The Company's Registration Statement on Form 10-SB, filed April 5, 2000.

    2. The Company's Amended Registration Statement on Form 10-SB/A, filed May 10, 2000.

    3. The Company's Amended Registration Statement on Form 10-SB/A, filed May 23, 2000.

    4. The Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, filed April 17, 2001.

    5. The Company's Quarterly Report on Form 10-QSB for the Period ended March 30, 2001, filed May 21, 2001.

    6. The Company's Amended Quarterly Report on Form 10-QSB/A for the Period ended March 30, 2001, filed May 22, 2001.

    7. The Company's Quarterly Report on Form 10-QSB for the Period ended June 30, 2001, filed August 14, 2001.

    8. The Company's Quarterly Report on Form 10-QSB for the Period ended August 31, 2001, filed November 13, 2001.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As authorized by the Nevada Business Corporation Act, the Company's Articles of Incorporation and By-Laws expressly authorize the Company to indemnify its directors, officers, employees, and agents against claims or liabilities arising out of such persons' conduct in such capacities if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company.

ITEM 8. EXHIBITS. THE FOLLOWING EXHIBITS ARE ATTACHED TO THIS
REGISTRATION STATEMENT:

     Reference
     Exhibit No.    Description of Exhibit
     4.1            2002 Stock Option and Grant Plan
     5.1            Opinion of Gardere Wynne Sewell LLP
    23.1            Consent of Independent Certified Public Accountants
    23.2            Consent of Gardere Wynne Sewell LLP (included in exhibit 5.1)

                                                                          Page 2
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ITEM 9. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the
                    Plan of Distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                                                          Page 3
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    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of
1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on the 6th day of February, 2002.

        SureQuest Systems, Inc.

        BY:  /s/ C. SCOTT SYKES, JR.
        ------------------------------
        C. SCOTT SYKES, JR., PRESIDENT


        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

        SIGNATURE                    TITLE                         DATE

        BY:  /s/ C. SCOTT SYKES, JR.                     FEBRUARY 6, 2002
        -----------------------------------------------------------------
        C. SCOTT SYKES, JR.     PRESIDENT AND CHAIRMAN AND DIRECTOR


        BY:  /s/ STANLEY JANCZYK.                        FEBRUARY 6, 2002
        -----------------------------------------------------------------
        STANLEY JANCZYK              CHIEF FINANCIAL OFFICER


        BY:  /s/ ALMA SUDDERTH                           FEBRUARY 6, 2002
        -----------------------------------------------------------------
        ALMA SUDDERTH                DIRECTOR



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